SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            ------------------------



                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 29, 2000





                                  PROBEX CORP.

             (Exact name of registrant as specified in its charter)

       DELAWARE                         001-15567                 33-0294243
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
incorporation or organization)                               Identification No.)



13355 Noel Road, Suite 1200
Dallas, Texas                                                       75240
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code (972) 788-4772

ITEM 5.  OTHER EVENTS
         ------------

     On November 29, 2000, Probex Corp., a Delaware corporation (the "Registrant" or "Probex"), through its wholly-owned subsidiary, Probex Fluids Recovery, Inc., a Delaware corporation ("PFR"), completed a private placement (the "Private Placement") of Senior Secured Convertible Notes Due 2004 (the "Notes") in the aggregate amount of $12.5 million. The Notes were issued by PFR, are secured by the assets of PFR, are guaranteed by the Registrant and are convertible into the Registrant's common stock. A copy of the press release issued by the Registrant with respect to the completion of the Private Placement is attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

     This Current Report on Form 8-K/A (Amendment No. 1) amends the Current Report on Form 8-K previously filed with the Commission on October 16, 2000, relating to the acquisition by the Registrant, through its wholly-owned subsidiary, PFR, of substantially all of the assets of Specialty Environmental Services ("SES"), a division of Pennzoil-Quaker State Company, on September 29, 2000. The following documents are included as part of this report:

     (a) Financial Statements of the Businesses Acquired. The following audited financial statements of SES are hereby included as part of this report:

         Report of Independent Auditors                                      F-1

         Balance Sheet as of September 29, 2000                              F-2

         Statements  of Income and  Retained  Earnings for the
         nine months ended September 29, 2000, and the year
         ended December 31, 1999                                             F-3

         Statements of Cash Flows for the nine months ended
         September 29, 2000, and the year ended December 31, 1999            F-4

         Notes to Financial Statements                                       F-5

     (b) Pro Forma Financial Information. The pro forma financial statements of the Registrant are hereby included as part of this report:

         Pro Forma Combined Condensed Statement of Operations (unaudited)   PF-1

     (c) Exhibits.
         --------

         Exhibit No.                                 Description

           99.1                   - Press Release,  dated  December 4, 2000.

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 13, 2000


                                                     PROBEX CORP.



                                                     By:     /s/ Bruce A. Hall
                                                         -----------------------
                                                         Bruce A. Hall
                                                         Chief Financial Officer

                         Report of Independent Auditors


To Management
Specialty Environmental Services

We have audited the accompanying balance sheet of Specialty Environmental Services (the "Company") as of September 29, 2000, and the related statements of income and retained earnings and cash flows for the nine-month period ended September 29, 2000 and the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Specialty Environmental Services at September 29, 2000, and the results of its operations and its cash flows for the nine months ended September 29, 2000 and the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.




November 15, 2000

                                                      /s/ Ernst & Young LLP
                                                      ----------------------

                        Specialty Environmental Services

                                  Balance Sheet



                                                                 SEPTEMBER 29,
                                                                     2000
                                                               -----------------
ASSETS
Current assets:
  Cash                                                            $       --
  Accounts receivable, net of allowance of $134,224                1,389,252
  Deferred tax asset                                                  49,663
  Inventory                                                           36,193
                                                                  ----------
Total current assets                                               1,475,108

Furniture, fixtures and equipment, net                               557,503
                                                                  ----------
Total assets                                                      $2,032,611


LIABILITIES AND RETAINED EQUITY
Current liabilities:
   Accounts payable                                               $   97,827
   Accrued expenses                                                   83,402
   Intercompany payable                                              717,660
                                                                  ----------
Total current liabilities                                            898,889

Deferred tax liability                                                24,393
Commitments and Contingencies                                             --

Retained Earnings                                                  1,109,329
                                                                  ----------

Total liabilities and retained earnings                          $ 2,032,611
                                                                 ===========

                        Specialty Environmental Services

                   Statements of Income and Retained Earnings



                                                           NINE MONTHS ENDED    YEAR ENDED
                                                             SEPTEMBER 29,     DECEMBER 31,
                                                                 2000             1999
                                                        ---------------------------------------

Revenues                                                      $ 7,477,444        $ 7,959,893
Cost of revenues                                                  803,037          1,043,239
                                                        ---------------------------------------
                                                                6,674,407          6,916,654
Operating expenses:
   Selling, general and administrative                          5,042,402          6,629,077
                                                        ---------------------------------------
Total operating expenses                                        5,042,402          6,629,077
                                                        ---------------------------------------

Income from operations                                          1,632,005            287,577

Other expense                                                     (73,655)           (85,087)
                                                        ---------------------------------------

Net income before taxes                                         1,558,350            202,490

Income taxes - current                                            576,249             70,532
Income taxes - deferred                                               340              4,390
                                                        ---------------------------------------
                                                        ---------------------------------------

Net income                                                        981,761            127,568

Retained earnings at beginning of period                          127,568                 --
                                                        ---------------------------------------
                                                        ---------------------------------------

Retained earnings at end of period                            $ 1,109,329        $   127,568
                                                        =======================================

See accompanying notes.

                        Specialty Environmental Services

                            Statements of Cash Flows





                                                                   NINE MONTHS
                                                                      ENDED                 YEAR ENDED
                                                                  SEPTEMBER 29,             DECEMBER 31
                                                                      2000                     1999
                                                              --------------------------------------------
OPERATING ACTIVITIES
Net income                                                            $ 981,761             $  127,568
Adjustments to reconcile net income to net cash   provided (used
     by) operating activities:
      Depreciation                                                      107,374                113,638
      Provision for doubtful accounts                                        --                 53,904
      Provision for deferred income taxes                                   340                  4,390
Changes in assets and liabilities:
   Accounts receivable                                                 (323,608)              (291,352)
    Inventory                                                            (2,865)               (33,328)
   Intercompany accounts                                               (814,978)            (1,234,495)
   Prepaid expenses and other current assets                                 --                    350
   Accounts payable and accrued expenses                                 61,388                (48,540)
                                                              --------------------------------------------
Net cash provided (used) by operating activities                          9,412             (1,307,862)
INVESTING ACTIVITIES
Additions to furniture, fixtures and equipment                           (9,412)               (20,318)
                                                              --------------------------------------------
Net cash used in investing activities                                    (9,412)               (20,318)

FINANCING ACTIVITIES
                                                              --------------------------------------------
Net cash used in financing activities                                        --                     --

                                                              --------------------------------------------
Net increase (decrease) in cash and cash equivalents                         --             (1,328,180)

Cash and cash equivalents at beginning of period                             --              1,328,180
                                                              --------------------------------------------

Cash and cash equivalents at end of period                     $             --      $              --
                                                              ============================================

See accompanying notes.

                        Specialty Environmental Services
                          Notes to Financial Statements

                               September 29, 2000



1.       Summary of Significant Accounting Policies

Nature of business

Specialty Environmental Services, (the "Company"), an operating unit of Pennzoil-Quaker State (the "Parent"), is engaged in the collection and re-sale of waste oil and related waste products, and the sale of related services and equipment. The Company was acquired by Pennzoil Corporation as a part of its merger with Quaker State Company on December 30, 1998. The Company is currently operating primarily in the southwestern United States.

The Company operates in a single segment.

On the close of business on September 29, 2000, substantially all of the assets and selected liabilities of the Company were acquired by Probex Corp. The
$5.5 million purchase price consisted solely of a 13% promissory note from Probex Corp. to Pennzoil-Quaker State.


CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all highly liquid investments with a maturity date of three months or less when purchased. All cash and cash equivalents are held by Parent.

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is computed on a first-in, first-out basis. There is a risk that the Company will forecast demand for its products and market conditions incorrectly and accumulate excess inventories. Therefore, there can be no assurance that the Company will not accumulate excess inventory and incur inventory lower of cost or market charges in the future.

FURNITURE, FIXTURES AND EQUIPMENT

Furniture, fixtures and equipment is recorded at cost and depreciated over estimated useful lives, which range from three to five years, using the straight-line method. Normal repair and maintenance costs are charged against current operations. Significant repairs resulting in an increase in the operating life of the asset are capitalized and depreciated over the extended life of the asset.

                        Specialty Environmental Services
                          Notes to Financial Statements




IMPAIRMENT OF LONG-LIVED ASSETS

The Company accounts for impairment of long-lived assets in accordance with Financial Accounting Standards, SFAS, No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. At each year-end, the Company reviews its long-lived assets for impairments based on estimated future nondiscounted cash flows attributable to the assets. In the event such cash flows are not expected to be sufficient to recover the recorded value of the assets, the assets are written down to their estimated fair values. The Company has not recorded any impairment charges to date.

REVENUE RECOGNITION

The Company recognizes revenue from charges levied for the collection of waste oil and related waste products ("inbound customers") and from sales of waste oil and related products (outbound customers"). Inbound customer revenue is recognized when collected for customers charged a fee per unit collected and over time for customers for which a flat fee per month is charged. Outbound customer revenue is recognized when title passes to the customer, typically upon delivery.

ENVIRONMENTAL MATTERS

The Company's operations are subject to extensive and evolving federal, state and local environmental laws and regulations related to the discharge of materials into the environment. These laws and regulations may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Compliance with such laws and regulations can be costly. Additionally, governmental authorities may enforce the laws and regulations with a variety of civil and criminal enforcement measures, including monetary penalties and remediation requirements.

Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.

INCOME TAXES

The Company has historically been included in the consolidated tax return of the Parent. The accompanying financial statements include income taxes calculated on a separate return basis for the periods ended September 29, 2000 and December 31, 1999.

A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefit, or that future deductibility is uncertain. Deferred tax assets

                        Specialty Environmental Services
                          Notes to Financial Statements



and liabilities are recognized for the expected future tax consequences of events that have been realized in the financial statements or tax returns.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments that are exposed to credit risk consist primarily of cash and cash equivalents, accounts receivable, and accounts payable, for which the carrying amounts approximate fair value. The Company has no single group of or suppliers that exceed 10% of costs.

CONCENTRATION OF CREDIT RISK

The Company has one customer that represents 18% and 23% of revenue for the periods ended September 29, 2000 and December 31, 1999, respectively.

ACCOUNTING ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

ACCUMULATED OTHER COMPREHENSIVE INCOME

As of the date of these Consolidated Financial Statements, the Company has no components of other comprehensive income as defined by Statement of Financial Accounting Standards No. 130.

NEW ACCOUNTING STANDARDS

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS 133, as amended by FAS 138, is effective for fiscal years beginning after June 15, 2000. The adoption of SFAS 133 is not expected to have a material impact on the financial position or results of operations of the Company.

                        Specialty Environmental Services
                          Notes to Financial Statements



2.  FURNITURE, FIXTURES AND EQUIPMENT

                                                       September 29, 2000
                                                    --------------------------


Furniture, fixtures and equipment, at cost                       $  772,498
Accumulated depreciation                                           (214,995)
                                                    --------------------------
                                                                 $  557,503
                                                    ==========================

Depreciation expense was $107,374 and $113,638 for the periods ended September 29, 2000 and December 31, 1999, respectively.

During the period ended September 29, 2000, the Company closed two of its distribution centers and related assets were transferred to the Parent at net book value of $145,979. No gain or loss was recognized on the transfers.

No interest was capitalized during the periods ended September 29, 2000 and December 31, 1999


3.       INCOME TAXES

The components of deferred tax assets and liabilities as of September 29, are as follows:

                                                             September 29,
                                                                 2000
                                                                 ----
         Deferred tax assets
           Accounts receivable allowance                        $ 49,663
                                                                --------
         Total tax assets                                         49,663

         Deferred tax liability
           Depreciation                                          (24,393)
                                                                ---------
         Total tax liability                                     (24,053)
                                                                --------
         Net deferred tax asset                                   25,270
                                                                ==========

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized.

The Company's effective income tax rate differed from the Federal statutory rate primarily due to provisions for state taxes.

                        Specialty Environmental Services
                          Notes to Financial Statements



4.       COMMITMENTS AND CONTINGENCIES

The Company is subject to various claims resulting from the normal course of business. Management believes that the resolution of such uncertainties will not have a material adverse effect on the Company's financial position or results of operations.


5.       RELATED PARTY TRANSACTIONS

Common expenses are allocated to the subsidiary using an incremental cost method because specific identification of expenses is not practicable. Charges for rent, environmental services and use of the Parent's wide area network were based upon management's estimate of market rates for such services. Management believes that the method used is reasonable. Rent expense and common expenses allocated include the following:

                                                          Nine Months                   Year
                                                              Ended                     Ended
                                                           September 29               December 31
                                                               2000                       1999
                                                               ----                       ----

Office space rent                                           $    72,900            $       97,200
Distribution facilities rent                                    590,400                   787,200
Environmental services                                          126,000                   168,000
Wide area network                                                90,000                   120,000
                                                            -----------             -------------
Total                                                        $  879,300               $ 1,172,400
                                                             ==========               ===========

The Company's corporate facilities are leased from Parent on a month-to-month basis at $8,100 per month. The accompanying financial statements also include rent expense related to the use of tankage and other facilities at various distribution center locations at a rate of $65,600 per month.

The Parent has not historically accrued interest on intercompany balances, which were $717,660 and $1,677,856 at September 29, 2000 and December 31, 1999,
respectively. Intercompany balances result primarily from rent expense, other allocations of costs, and cash transfers between the Company and the Parent.

                             PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                                 (UNAUDITED)

                                  Historical
                                  Year Ended
                                   September              Pro Forma Adjustments                   Pro Forma
                                     30,
                                                    ----------------------------------
                                     2000             PPI/ITC                 SES                As Adjusted
                                --------------------------------          ------------         ----------------

Revenues                                                         (1)                   (4)
                                     2,684,869        3,522,008             1,989,973                8,196,850

Cost of revenues                                                 (1)                   (4)
                                     1,378,483        1,853,091               260,810                3,492,384
                                ---------------     ------------          ------------         ----------------

Gross profit
                                     1,306,386        1,668,917             1,729,163                4,704,466

Operating expenses                                               (1,2,3)
                                     7,559,094        1,270,964             2,433,644 (4,5,6)       11,263,702
                                ---------------     ------------          ------------         ----------------

Operating profit (loss)
                                   (6,252,708)          397,953             (704,481)              (6,559,236)

Other income (expense)                                           (1)                   (4)
                                      (12,782)           27,930              (38,484)                 (23,336)
                                ---------------     ------------          ------------         ----------------

Net profit (loss)
                                   (6,265,490)          425,883             (742,965)              (6,582,572)
                                ===============     ============          ============         ================

Net loss per share
                                       (0.288)                                                         (0.303)
                                ===============                                                ================



     (1) To record the combined operations of Petroleum Products, Inc. (PPI) and Intercoastal Trading Company, Inc. (ITC) for the seven months ended April 30, 2000.
     (2) To record the amortization of goodwill recorded in connection with the acquisition of PPI and ITC of $144,358 for the seven months ended
          April 30, 2000.
     (3) To record the interest expense on $1.5 million promissory note at 8% of $120,000 for the seven months ended April 30, 2000.
     (4)  To record the combined operations of Specialty  Environmental Services
          (SES) for the twelve months ended September 30, 2000.
     (5) To record the amortization of goodwill recorded in connection with the acquisition of SES of $221,375 for the twelve months ended September
          30, 2000.
     (6) To record the interest expense on $5.5 million promissory note at 10% of $550,000 for the twelve months ended
          September 30, 2000.

                                      PF-1